Exhibit 99.1

Company contact:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com
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           CYTOGEN CORPORATION RAISES $10 MILLION IN PRIVATE PLACEMENT


Princeton, N.J., (July 11, 2003) -- Cytogen Corporation (Nasdaq: CYTO) announced today that the Company has entered into definitive agreements with certain institutional investors in connection with a private placement of the Company's Common Stock, raising gross proceeds to the Company of approximately $10.0 million.

Cytogen has agreed to sell an aggregate of 1,172,332 shares of Common Stock at $8.53 per share. The investors will also receive warrants to purchase an aggregate of 1,172,332 shares of Common Stock at an exercise price of $12.80 per share. The warrants may be automatically exercised in full under certain circumstances.

The proceeds of the financing are expected to be used for the previously announced reacquisition of North American and Latin American marketing rights, and related expenses, for QUADRAMET(R) (Samarium Sm 153 Lexidronam), a skeletal targeting therapeutic radiopharmaceutical for the relief of bone pain in prostate and other types of cancer.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file a resale registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the shares of Common Stock and shares of Common Stock underlying the warrants acquired by these investors.

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets proprietary and licensed oncology products through its in-house specialty sales force: PROSTASCINT(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer) and NMP22(R) BladderChek(TM) (a point-of-care, in vitro diagnostic test for bladder cancer). Cytogen has also developed QUADRAMET(R), a skeletal targeting therapeutic radiopharmaceutical for the relief of bone pain in prostate and other types of cancer. Cytogen has exclusive U.S. marketing rights to Combidex(R), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes that is pending clearance by the U.S. Food and Drug Administration. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen also conducts research in cellular signaling through its

AxCell Biosciences research division in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause the Company's results to differ materially from those indicated by such forward-looking statements. In particular, the Company's business is subject to a number of significant risks, which include, but are not limited to, the risk of obtaining the necessary regulatory approvals, the risk of whether products result from development activities, the risk of shifts in the regulatory environment affecting sales of the Company's products such as third-party payor reimbursement issues, and the risk associated with the Company's dependence on its partners for development of certain projects. The Company cannot guarantee that the Company will actually achieve the plans, intentions or expectations disclosed in any such forward-looking statements. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in such forward-looking statements and the risks stated above for various reasons, including, but not limited to, the Company's ability to carry out its business and financial plans, to successfully commercialize QUADRAMET(R), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, to fund development necessary for existing products and to pursue new product opportunities, to integrate in-licensed products such as NMP22(R) BladderChek(TM), to establish and successfully complete clinical trials where required for product approval, to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in the Company's Form 10-K for the year ended December 31, 2002, as amended, and from time-to-time in the Company's other filings with the Securities and Exchange Commission. Any forward-looking statements made by the Company do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments the Company may make. The Company does not assume, and specifically disclaims, any obligation to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.



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